Exhibit 10.24

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 13th day of February, 2018, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and CALIX, INC., a Delaware corporation (“Borrower”).
RECITALS
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 7, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower is currently in default of Section 6.9(a) of the Loan Agreement for failing to comply with the Adjusted Quick Ratio financial covenant for the month ended November 30, 2017 (the “Existing Event of Default”).
D.    Borrower has requested that Bank (a) waive the Existing Event of Default, and (b) (i) modify the financial covenants, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
E.    Bank has agreed to so waive the Existing Event of Default and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
    6.9    Financial Covenants. Maintain at all times on a consolidated basis with respect to Borrower:

    (a)    Adjusted Quick Ratio. Tested as of the last day of each fiscal month of Borrower, an Adjusted Quick Ratio as set forth below:

Fiscal Month Ending	Adjusted Quick Ratio
January 31, 2018	At least 0.80:1.00
February 28, 2018	At least 0.85:1.00
March 31, 2018	At least 0.90:1.00
April 30, 2018	At least 0.80:1.00
May 31, 2018	At least 0.85:1.00
June 30, 2018	At least 0.90:1.00
July 31, 2018	At least 0.95:1.00
August 31, 2018	At least 0.95:1.00
September 30, 2018	At least 1.00:1.00
October 31, 2018 and each month thereafter	At least 1.10:1.00
(b)    Adjusted EBITDA. Tested as of the last day of each fiscal quarter of Borrower, an Adjusted EBITDA of at least the following amounts (or in the case of a negative, not more negative than the following negative amounts) at the following times:

Fiscal Quarter Ending	Adjusted EBITDA
March 31, 2018	($6,000,000)
June 30, 2018	($3,000,000)
September 30, 2018	$3,000,000
December 31, 2018	$5,000,000

2.2    Section 13 (Definitions).
(a)    Clause (c) of the definition of “Permitted Liens” set forth in Section 13.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
    (c)    purchase money Liens or Liens in connection with capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Million Dollars ($5,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(b)    The following new defined terms are hereby inserted alphabetically to Section 13.1 of the Loan Agreement:
    “Adjusted EBITDA” shall mean (a) EBITDA, plus (b) non-cash stock compensation expense, plus (c) other non-cash expenses approved by Bank in writing, in its sole discretion, on a case-by-case basis, plus (d) one-time non-recurring restructuring expenses actually incurred by Borrower in the fiscal quarter ending March 31, 2018 not to exceed Three Million Dollars ($3,000,000) in the aggregate.
    “EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.
    “Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).
    “Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.
2.3    Compliance Certificate. Exhibit B of the Loan Agreement is hereby replaced in its entirety with Exhibit B attached hereto. From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.
3.    Waiver of Existing Event of Default. Borrower acknowledges and agrees that unless the Existing Event of Default is waived by Bank, the Existing Event of Default would constitute an Event of Default under the Loan Documents. The Bank hereby waives, effective as of November 30, 2017, the Existing Event of Default. Bank’s agreement to waive the Existing Event of Default shall in no way obligate Bank to make any other modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants as of any date. The waiver set forth above shall not be deemed or otherwise construed to constitute a waiver of any other provisions of the Loan Agreement in connection with any other transaction.
4.    Limitation of Amendment.
4.1    The amendments and waiver set forth in Sections 2 and 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (1) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (1) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.3    In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle Bank to exercise all rights and remedies provided to Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.
5.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (1) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (1) no Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) in any material respects, any law or regulation binding on or affecting Borrower, (b) in any material respects, any contractual restriction with a Person binding on Borrower in any material respects, (c) in any material respects, any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.    Effectiveness. This Amendment shall be deemed effective upon (1) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee to Bank of Thirty Thousand Dollars ($30,000), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWER:
CALIX, INC.
By:     /s/ Cory Sindelar
Name: Cory Sindelar
Title: Chief Financial Officer
BANK:
SILICON VALLEY BANK
By:     /s/ Stephen Chang
Name: Stephen Chang
Title: Vice President

[Signature Page to First Amendment to Loan and Security Agreement]

EXHIBIT B
COMPLIANCE CERTIFICATE
TO:        SILICON VALLEY BANK                    Date:
FROM:     CALIX, INC.
The undersigned authorized officer of CALIX, INC. (“Borrower”) certifies, solely in his or her capacity as an officer of Borrower and not in his or her individual capacity, that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	Earlier of 120 days of FYE, or 10-K filing date	Yes No
Quarterly financial statements	Earlier of 90 days of FQE, or 10-Q filing date	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Deferred Revenue Report	Monthly within 30 days	Yes No
Detailed Debtor Listing	Monthly within 30 days	Yes No
Borrowing Base Reports	If Streamline Period in effect, monthly within 30 days; if Streamline Period not in effect, Friday of each week	Yes No
Board approved projections	Within later of 60 days of Board approval or FYE, and as within 10 days of any amendment/update	Yes No

The following Intellectual Property was registered after the Effective Date or after the last delivery date of a Compliance Certificate (if no registrations, state “None”)
____________________________________________________________________________

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Adjusted Quick Ratio (tested monthly)	See attached schedule	See attached schedule	Yes No

Adjusted EBITDA (tested quarterly)	See attached schedule	See attached schedule	Yes No

Performance Pricing

	Interest Rate	Applies
AQR > 1.50	LIBOR + 2.00% or Prime + 0.50%	Yes No
AQR > 1.25 and <1.50	LIBOR + 2.50% or Prime + 1.00	Yes No
AQR < 1.25	LIBOR + 3.00% or Prime + 1.50%	Yes No

	Unused Line Fee	Applies
AQR > 1.25	0.25%	Yes No
AQR < 1.25	0.375%	Yes No

Streamline Period		Applies

(i) AQR > 1.10 from the Effective Date through December 31, 2017, or (ii) AQR > 1.25 from January 1, 2018 and at all times thereafter	Yes	Yes No
(i) AQR <1.10 from the Effective Date through December 31, 2017, or (ii) AQR < 1.25 from January 1, 2018 and at all times thereafter	No	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
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Attached are copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

CALIX, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:    ____________________
I.    Adjusted Quick Ratio (Section 6.9(a))
Required: Tested as of the last day of each fiscal month of Borrower, an Adjusted Quick Ratio as set forth below:

Fiscal Month Ending	Adjusted Quick Ratio
January 31, 2018	At least 0.80:1.00
February 28, 2018	At least 0.85:1.00
March 31, 2018	At least 0.90:1.00
April 30, 2018	At least 0.80:1.00
May 31, 2018	At least 0.85:1.00
June 30, 2018	At least 0.90:1.00
July 31, 2018	At least 0.95:1.00
August 31, 2018	At least 0.95:1.00
September 30, 2018	At least 1.00:1.00
October 31, 2018 and each month thereafter	At least 1.10:1.00

Actual:

A.
Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower at Bank and Bank’s Affiliates, or held in accounts subject to Control Agreements as permitted under the Agreement
$
B.	Aggregate value of net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of lines A and B)	$
D.
Aggregate value of liabilities of Borrower on its consolidated balance sheet including all Indebtedness and current portion of Subordinated Debt permitted by Bank to be paid by Borrower (but excluding (i) all other Subordinated Debt, (ii) Obligations to Bank, and (iii) any Indebtedness that is cash secured or is otherwise collateralized pursuant to terms acceptable to Bank in its sole discretion), that matures within one (1) year
$
E.	Aggregate value of Obligations to Bank	$
F.	The sum of lines D and E	$
G.	Aggregate value of the current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
H.	Line F minus line G	$______
I.	Adjusted Quick Ratio (line C divided by line H)	:1.00
Is line I at least the required amount for such month?
________ No, not in compliance                          Yes, in compliance

II    Adjusted EBITDA (Section 6.9(b))

Required: Tested as of the last day of each fiscal quarter of Borrower, an Adjusted EBITDA of at least the following amounts (or in the case of a negative, not more negative than the following negative amounts) at the following times:

Fiscal Quarter Ending	Adjusted EBITDA
March 31, 2018	($6,000,000)
June 30, 2018	($3,000,000)
September 30, 2018	$3,000,000
December 31, 2018	$5,000,000

Actual:

A.	Net Income of Borrower	$_________
B.	To the extent included in the determination of Net Income
	1. The provision for income taxes	$_________
	2. Depreciation expense	$_________
	3. Amortization expense	$_________
	4. Interest Expense	$_________
C.	EBITDA (line A plus lines B.1-B.4)	$_________
D.	Non-cash stock compensation expense	$_________
E.	Other non-cash items approved by Bank in writing on a case-by-case basis	$_________
F.	One-time non-recurring restructuring expenses actually incurred by Borrower in the fiscal quarter ending March 31, 2018 not to exceed $3,000,000 in the aggregate	$_________
G.	Adjusted EBITDA (line C plus lines D-F	$_________

Is line G at least the amount required above?

  No, not in compliance                ___________ Yes, in compliance

B-4